Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Fourth-Quarter and Full-Year 2024 Financial Results

January 29, 2025

•Fourth-quarter net earnings of $1.1 billion, diluted EPS of $4.15, on $13.3 billion in revenue
•Full-year net earnings of $3.8 billion, diluted EPS of $13.63, on $47.7 billion in revenue
•$2.2 billion net cash provided by operating activities in the quarter, 188% of net earnings
•Ended the year with $90.6 billion in backlog

RESTON, Va. – General Dynamics (NYSE: GD) today reported quarterly net earnings of $1.1 billion, up 14.2% from the year-ago quarter, on revenue of $13.3 billion, up 14.3% over the year-ago quarter. Diluted earnings per share (EPS) was $4.15, up 14% from the year-ago quarter.

For the full year, net earnings were $3.8 billion, up 14.1% from 2023, on revenue of $47.7 billion, up 12.9% from 2023. Diluted EPS for the full year was $13.63, up 13.4% from 2023.

“We had a solid fourth quarter, capping off a year that saw steady growth in revenue and earnings across all four segments,” said Phebe N. Novakovic, chairman and chief executive officer. “Order activity continued to be very strong, with 1-to-1 book-to-bill for the year, even as revenue grew by 13%, positioning us well for continued growth.”

Gulfstream delivered 47 aircraft in the quarter, of which 42 were large-cabin aircraft. The company delivered a total of 136 aircraft during the year, of which 118 were large-cabin aircraft.

Cash
Net cash provided by operating activities in the quarter totaled $2.2 billion, or 188% of net earnings. For the year, net cash provided by operating activities totaled $4.1 billion, or 109% of net earnings.

During the year, the company invested $916 million in capital expenditures, made tax payments of $560 million, repaid fixed-rate notes of $500 million, and returned $3 billion to shareholders through dividends and share repurchases, ending 2024 with $1.7 billion in cash and equivalents on hand.

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Backlog
Orders remained strong across the company with a consolidated book-to-bill ratio, defined as orders divided by revenue, of 0.9-to-1 for the quarter and 1-to-1 for the year. The company ended the year with backlog of $90.6 billion and estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, of $53.4 billion. Total estimated contract value, the sum of all backlog components, was $144 billion at year end, up 9.1% from a year earlier.

In the Aerospace segment, orders in the quarter totaled $3.8 billion. Backlog at the end of the year was $19.7 billion. Aerospace book-to-bill was 1-to-1 for the quarter and the year.

In the three defense segments, significant awards in the quarter include a U.S. Air Force contract with maximum potential value of $5.6 billion to modernize, integrate and operate the Department of Defense’s Mission Partner Environments (MPEs); a U.S. Space Force contract with maximum potential value of $2.2 billion to provide sustainment services for the Mobile User Objective System (MUOS) satellite communications system; $1.9 billion from the U.S. Navy for multiple contracts to provide services, materials and parts for Virginia-class submarines; $370 million from the U.S. Army for the production of 155mm artillery projectile metal parts; contracts for various munitions and ordnance with maximum potential value of $820 million; and several key contracts for classified customers with maximum potential value of $1.4 billion.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 110,000 people worldwide and generated $47.7 billion in revenue in 2024. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2024 financial results conference call today at 9 a.m. EST. The webcast will be a listen-only audio event available at GD.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through February 5 at 800-770-2030 (international +1 647-362-9199), conference ID 4299949. Charts furnished to investors and securities analysts in connection with the announcement of financial results are available at GD.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2025 guidance presented during the call.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s
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filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2024	2023	$	%
Revenue	$13,338	$11,668	$1,670	14.3%
Operating costs and expenses	(11,915)	(10,380)	(1,535)
Operating earnings	1,423	1,288	135	10.5%
Other, net	21	17	4
Interest, net	(76)	(78)	2
Earnings before income tax	1,368	1,227	141	11.5%
Provision for income tax, net	(220)	(222)	2
Net earnings	$1,148	$1,005	$143	14.2%
Earnings per share—basic	$4.20	$3.68	$0.52	14.1%
Basic weighted average shares outstanding	273.4	272.8
Earnings per share—diluted	$4.15	$3.64	$0.51	14.0%
Diluted weighted average shares outstanding	276.9	275.9

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2024	2023	$	%
Revenue	$47,716	$42,272	$5,444	12.9%
Operating costs and expenses	(42,920)	(38,027)	(4,893)
Operating earnings	4,796	4,245	551	13.0%
Other, net	68	82	(14)
Interest, net	(324)	(343)	19
Earnings before income tax	4,540	3,984	556	14.0%
Provision for income tax, net	(758)	(669)	(89)
Net earnings	$3,782	$3,315	$467	14.1%
Earnings per share—basic	$13.81	$12.14	$1.67	13.8%
Basic weighted average shares outstanding	273.9	273.1
Earnings per share—diluted	$13.63	$12.02	$1.61	13.4%
Diluted weighted average shares outstanding	277.5	275.7

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2024	2023	$	%
Revenue:
Aerospace	$3,743	$2,744	$999	36.4%
Marine Systems	3,960	3,408	552	16.2%
Combat Systems	2,395	2,364	31	1.3%
Technologies	3,240	3,152	88	2.8%
Total	$13,338	$11,668	$1,670	14.3%
Operating earnings:
Aerospace	$585	$449	$136	30.3%
Marine Systems	200	217	(17)	(7.8)%
Combat Systems	356	351	5	1.4%
Technologies	319	305	14	4.6%
Corporate	(37)	(34)	(3)	(8.8)%
Total	$1,423	$1,288	$135	10.5%
Operating margin:
Aerospace	15.6%	16.4%
Marine Systems	5.1%	6.4%
Combat Systems	14.9%	14.8%
Technologies	9.8%	9.7%
Total	10.7%	11.0%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2024	2023	$	%
Revenue:
Aerospace	$11,249	$8,621	$2,628	30.5%
Marine Systems	14,343	12,461	1,882	15.1%
Combat Systems	8,997	8,268	729	8.8%
Technologies	13,127	12,922	205	1.6%
Total	$47,716	$42,272	$5,444	12.9%
Operating earnings:
Aerospace	$1,464	$1,182	$282	23.9%
Marine Systems	935	874	61	7.0%
Combat Systems	1,276	1,147	129	11.2%
Technologies	1,260	1,202	58	4.8%
Corporate	(139)	(160)	21	13.1%
Total	$4,796	$4,245	$551	13.0%
Operating margin:
Aerospace	13.0%	13.7%
Marine Systems	6.5%	7.0%
Combat Systems	14.2%	13.9%
Technologies	9.6%	9.3%
Total	10.1%	10.0%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$1,697	$1,913
Accounts receivable	2,977	3,004
Unbilled receivables	8,248	7,997
Inventories	9,724	8,578
Other current assets	1,740	2,123
Total current assets	24,386	23,615
Noncurrent assets:
Property, plant and equipment, net	6,467	6,198
Intangible assets, net	1,520	1,656
Goodwill	20,556	20,586
Other assets	2,951	2,755
Total noncurrent assets	31,494	31,195
Total assets	$55,880	$54,810
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,502	$507
Accounts payable	3,344	3,095
Customer advances and deposits	9,491	9,564
Other current liabilities	3,487	3,266
Total current liabilities	17,824	16,432
Noncurrent liabilities:
Long-term debt	7,260	8,754
Other liabilities	8,733	8,325
Total noncurrent liabilities	15,993	17,079
Shareholders’ equity:
Common stock	482	482
Surplus	4,062	3,760
Retained earnings	41,487	39,270
Treasury stock	(22,450)	(21,054)
Accumulated other comprehensive loss	(1,518)	(1,159)
Total shareholders’ equity	22,063	21,299
Total liabilities and shareholders’ equity	$55,880	$54,810

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2024	2023
Cash flows from operating activities—continuing operations:
Net earnings	$3,782	$3,315
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	644	608
Amortization of intangible and finance lease right-of-use assets	242	255
Equity-based compensation expense	183	181
Deferred income tax benefit	(86)	(177)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	16	38
Unbilled receivables	(261)	913
Inventories	(1,195)	(2,219)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	247	(303)
Customer advances and deposits	343	2,415
Income taxes payable	266	(209)
Other, net	(69)	(107)
Net cash provided by operating activities	4,112	4,710
Cash flows from investing activities:
Capital expenditures	(916)	(904)
Other, net	(37)	(37)
Net cash used by investing activities	(953)	(941)
Cash flows from financing activities:
Dividends paid	(1,529)	(1,428)
Purchases of common stock	(1,501)	(434)
Repayment of fixed-rate notes	(500)	(1,250)
Other, net	161	18
Net cash used by financing activities	(3,369)	(3,094)
Net cash used by discontinued operations	(6)	(4)
Net (decrease) increase in cash and equivalents	(216)	671
Cash and equivalents at beginning of year	1,913	1,242
Cash and equivalents at end of year	$1,697	$1,913

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	December 31, 2024	December 31, 2023
Debt-to-equity (a)	39.7%	43.5%
Book value per share (b)	$81.61	$77.85
Shares outstanding	270,340,502	273,599,948

	Fourth Quarter		Twelve Months
	2024	2023	2024	2023
Income tax payments, net	$435	$607	$560	$1,100
Company-sponsored research and development (c)	$144	$115	$565	$510
Return on sales (d)	8.6%	8.6%	7.9%	7.8%
Return on equity (e)			17.2%	16.8%

Non-GAAP Financial Measures:
	Fourth Quarter		Twelve Months
	2024	2023	2024	2023
Free cash flow:
Net cash provided by operating activities	$2,160	$1,196	$4,112	$4,710
Capital expenditures	(355)	(304)	(916)	(904)
Free cash flow (f)	$1,805	$892	$3,196	$3,806

Return on invested capital:
Net earnings			$3,782	$3,315
After-tax interest expense			310	315
After-tax amortization expense			191	201
Net operating profit after taxes			4,283	3,831
Average invested capital			32,451	31,258
Return on invested capital (g)			13.2%	12.3%

	December 31, 2024	December 31, 2023
Net debt:
Total debt	$8,762	$9,261
Less cash and equivalents	1,697	1,913
Net debt (h)	$7,065	$7,348
Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (Cont.)
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.
(e)Return on equity is calculated by dividing net earnings by our average total equity during the year. Average total equity is calculated using the total equity balance at the end of the preceding year and the total equity balances at the end of each of the four quarters of the year presented.

(f)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(g)We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and average shareholders’ equity excluding accumulated other comprehensive loss. Average debt and average shareholders’ equity excluding accumulated other comprehensive loss are calculated using the respective balances at the end of the preceding year and the respective balances at the end of each of the four quarters of the year presented. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance.

(h)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2024:
Aerospace	$18,895	$798	$19,693	$1,132	$20,825
Marine Systems	30,530	9,288	39,818	9,560	49,378
Combat Systems	16,142	838	16,980	8,647	25,627
Technologies	9,577	4,529	14,106	34,029	48,135
Total	$75,144	$15,453	$90,597	$53,368	$143,965
Third Quarter 2024:
Aerospace	$18,859	$937	$19,796	$254	$20,050
Marine Systems	29,008	11,463	40,471	9,578	50,049
Combat Systems	17,289	682	17,971	8,016	25,987
Technologies	9,794	4,602	14,396	27,093	41,489
Total	$74,950	$17,684	$92,634	$44,941	$137,575
Fourth Quarter 2023:
Aerospace	$19,557	$897	$20,454	$451	$20,905
Marine Systems	30,141	15,755	45,896	3,647	49,543
Combat Systems	13,816	721	14,537	6,236	20,773
Technologies	8,961	3,779	12,740	28,011	40,751
Total	$72,475	$21,152	$93,627	$38,345	$131,972

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$87,234
$87,630
$88,833
$91,137
$89,825
$91,357
$95,560
$93,627
$93,734
$91,301
$92,634
$90,597
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$20,454
$20,545
$20,037
$19,796
$19,693
4Q23
1Q24
2Q24
3Q24
4Q24

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$45,896
$44,126
$41,348
$40,471
$39,818
4Q23
1Q24
2Q24
3Q24
4Q24

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$14,537
$15,609
$16,676
$17,971
$16,980
4Q23
1Q24
2Q24
3Q24
4Q24

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$12,740
$13,454
$13,240
$14,396
$14,106
4Q23
1Q24
2Q24
3Q24
4Q24

Funded Backlog	Unfunded Backlog

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EXHIBIT I
FOURTH QUARTER 2024 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2024:
Marine Systems:
•$880 from the U.S. Navy for long-lead materials for Block V Virginia-class submarines.
•$375 from the Navy for lead yard services, development studies and design efforts for Virginia-class submarines.
•$350 from the Navy for long-lead materials for Block VI Virginia-class submarines.
•$245 from the Navy for procurement and delivery of initial Virginia-class spare parts to support maintenance availabilities.
•$230 from the Navy to provide engineering, technical, design and planning yard support services for operational strategic and attack submarines.
•$80 from the Navy for maintenance and modernization work on the USS Hartford, a Los Angeles-class submarine.
Combat Systems:
•$505 for various munitions and ordnance. These contracts have a maximum potential value of $820.
•$370 from the U.S. Army for the production of 155mm artillery projectile metal parts.
•$65 to provide configuration changes for Canadian light armored vehicles (LAV).
•$50 to produce launch pod containers for the Guided Multiple Launch Rocket System (GMLRS) for the Army.
Technologies:
•$50 from the U.S. Air Force to modernize, integrate and operate the Department of Defense’s Mission Partner Environments (MPEs), enabling the military and its partners to securely communicate and share real-time information at multiple levels of classification. The contract has a maximum potential value of $5.6 billion.
•A contract from the U.S. Space Force to provide sustainment services for the Mobile User Objective System (MUOS) satellite communications system. The contract has a maximum potential value of $2.2 billion.
•$305 for several key contracts for classified customers. These contracts including options have a maximum potential value of $1.4 billion.
•$140 from the Navy to manufacture and test various components for MK54 torpedoes and for general engineering services. The contract including options has a maximum potential value of $810.
•$280 for two awards from the New York State Department of Health to operate and modernize the state's health insurance exchange and to support and enhance the state's Medicaid Management Information System. These contracts including options have a maximum potential value of $480.
•$115 from the Department of Veteran Affairs (VA) under the Veterans Intake, Conversion and Communications Services (VICCS) program to digitally convert historical veteran records and automate data extraction of existing records. The contract including options has a maximum potential value of $345.
•A contract from the VA to provide information technology (IT) support services to more than 600,000 VA personnel at all VA locations nationwide. The contract including options has a maximum potential value of $230.
•$155 from the National Geospatial-Intelligence Agency (NGA) to provide hybrid cloud services and IT design, engineering, and operations and sustainment services.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter		Twelve Months
	2024	2023	2024	2023
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	42	32	118	89
Mid-cabin aircraft	5	7	18	22
Total	47	39	136	111

Aerospace Book-to-Bill:
Orders*	$3,814	$3,164	$11,278	$10,283
Revenue	3,743	2,744	11,249	8,621
Book-to-Bill Ratio	1.0x	1.2x	1.0x	1.2x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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